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                                                                    EXHIBIT 23.2

[RYDER SCOTT COMPANY LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS




We hereby consent to the use of our name in this Registration Statement on Form S-4 under the heading "Experts". We further consent to the incorporation by reference of our estimates of reserve and present value of future net reserves in such Registration Statement.


                                            /s/ RYDER SCOTT COMPANY
                                                PETROLEUM ENGINEERS

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

Houston, Texas
February 8, 1999